EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                             (as of March 15, 2004)


Corporation                                                 State
-----------                                                 ------

Commonwealth Premium Finance Corporation                    Kentucky
Equity Insurance Managers of Illinois, L.L.C.               Illinois
Fiduciary Counsel, Inc.                                     Delaware
Unified Trust Company, National Association                 Federal
Unified Employee Services, Inc.                             Delaware
Unified Financial Securities, Inc.                          Indiana
Unified Fund Services, Inc.                                 Delaware
Unified Insurance Managers, Inc.                            Kentucky




























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